Exhibit 99.1

Streamline Health Announces Proposed Public Offering of Common Stock

ATLANTA, GA – February 25, 2021 – Streamline Health Solutions, Inc. (NASDAQ: STRM) (“Streamline Health” or the “Company”), provider of the eValuator™ Revenue Integrity Program to help healthcare providers proactively address revenue leakage and compliance, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Streamline Health also intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the offering to cover over-allotments, if any. All of the securities in the proposed offering are to be sold by Streamline Health.

The Company intends to use the net proceeds from the proposed offering, if completed, for working capital and general corporate purposes.

Craig-Hallum Capital Group is acting as the sole managing underwriter for the proposed offering.

A shelf registration statement on Form S-3 (File No. 333-233727) relating to the proposed offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2019 and declared effective by the SEC on September 19, 2019. The shares may be offered only by means of a written prospectus and prospectus supplement that form part of such registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained on the SEC’s web site at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the proposed offering may also be obtained by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, by telephone at (612) 334-6300 or by e-mail at prospectus@chlm.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Streamline Health

Streamline Health is a leader in pre-bill revenue integrity solutions for healthcare providers. Our eValuator™ Revenue Integrity Program includes integrated solutions, technology-enabled services and analytics that drive compliant revenue and improved financial performance across the enterprise. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, Streamline Health’s intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Streamline Health’s operations, markets, products and services. Streamline Health identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Streamline Health’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Streamline Health’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Streamline Health undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

To Learn More:

Investors:

Randy Salisbury

Senior Vice President, Sales & Marketing

Streamline Health

404.229.4242

randy.salisbury@streamlinehealth.net